Exhibit 99.1
AGREEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

Dated: February 16, 2010	VENROCK ASSOCIATES VENROCK ASSOCIATES II, L.P.
	By:	A General Partner

	By:	/s/ David L. Stepp
Authorized Signatory

VENROCK ENTREPRENEURS FUND, L.P.
	By:	VENROCK MANAGEMENT, LLC
	Its:	General Partner

	By:	/s/ David L. Stepp
Authorized Signatory

VENROCK MANAGEMENT, LLC
	By:	/s/ David L. Stepp
Authorized Signatory